EXHIBIT 99.1

Willow Financial Bancorp, Inc. Provides Update

on NASDAQ Listing Status

WAYNE, Pa.—May 20, 2008--Willow Financial Bancorp, Inc. (the “Company”) (NASDAQ/Global Select Market:WFBC), the holding company for Willow Financial Bank (the “Bank”), today provided an update on the pending NASDAQ listing review. As previously announced on April 8, 2008, a NASDAQ Listing Qualifications Panel (the “Panel”) determined to continue the listing of the Company’s securities on NASDAQ subject to the Company meeting certain conditions, including the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 with the Securities and Exchange Commission (the “SEC”) by May 14, 2008, and the filing of the Company’s Form 10-Q for the quarter ended December 31, 2007 with the SEC by May 22, 2008.

On May 5, 2008, the Company filed the September 30, 2007 Form 10-Q with the SEC thereby evidencing compliance with the first term of the Panel’s decision.  The Company anticipates filing the Form 10-Q for the quarter ended December 31, 2007 prior to the May 22, 2008 deadline imposed by the Panel.

In addition, on May 14, 2008, the Company received an additional notice of non-compliance from NASDAQ in connection with the delay in the filing of the Company’s Form 10-Q for the quarter ended March 31, 2008.  The notice indicates that the delay in the filing of the March 31, 2008 Form 10-Q constitutes an additional deficiency under Marketplace Rule 4310(c)(14) (the “filing requirement”). Pursuant to the notice, the Company has been invited to make a submission to the Panel addressing the most recent filing delay, which had been anticipated by the Company given the work necessary to prepare the Quarterly Reports on Form 10-Q for the two preceding quarters.  The Company expects to complete and file the March 31, 2008 Form 10-Q with the SEC in early June 2008 and plans to request a further extension from the Panel to do so.  Once this filing has been made, the Company will be in full compliance with the NASDAQ filing requirement and all other requirements for continued listing.  While the Company is hopeful that the Panel will grant its request for continued listing on NASDAQ based upon the Company’s recent filing, there can be no assurance that the Panel will do so.

About Willow Financial Bancorp

See What WillPower is Worth
Willow Financial Bancorp, Inc. is the holding company for Willow Financial Bank, a growing community bank in southeastern Pennsylvania with $1.5 billion in assets. With 29 convenient offices, Willow Financial Bank has a substantial community presence in Bucks, Chester, Montgomery, and Philadelphia Counties - some of the fastest-growing communities in southeastern Pennsylvania. The bank provides a complete line of products and services, including: retail banking, business and commercial banking, cash management, wealth management and investments. Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners, through sophisticated commercial clients and high net-worth individuals. Willow Financial Bank has been recognized as Philadelphia magazine’s Best of Philly ® - Best Neighborhood Bank 2007. Headquartered in Wayne, Pa., Willow Financial Bank has the team, the resources and the sophisticated products to compete with any bank in the region. To see what WillPower is worth, visit www.wfbonline.com or call 1-800-639-WILLOW.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to management’s intentions, plans, beliefs, expectations or opinions.  Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “will”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”.  Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Company contacts:

Donna M. Coughey,
President and Chief Executive Officer
Willow Financial Bancorp, Inc.
610-995-1700